Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

FOR IMMEDIATE RELEASE
Feb. 19, 2021

Media Contact:	Investor Contact:
Brianne Hyder	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 503-464-8596	Phone: 503-464-7051

Portland General Electric announces 2020 financial results and initiates 2021 earnings guidance
•Full-year 2020 financial results of $1.72 per diluted share
•New goals set to reduce emissions associated with the power supplied to customers by at least 80% by 2030
•Initiating 2021 earnings guidance of $2.55 to $2.70 per diluted share
•Reaffirming 4% to 6% long-term diluted earnings per share growth using 2019 base year
•Significant progress on operational and sustainability initiatives, including fleet decarbonization

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $155 million, or $1.72 per diluted share, for the year ended December 31, 2020, which includes the $1.03 loss per diluted share from previously disclosed energy trading losses. After adjusting for the impact of the energy trading losses, non-GAAP net income was $247 million, or $2.75 per diluted share. This compares with GAAP net income of $214 million, or $2.39 per diluted share, for the year ended December 31, 2019. GAAP net income was $52 million, or $0.57 per diluted share, for the fourth quarter of 2020. This compares with GAAP net income of $61 million, or $0.68 per diluted share, for the fourth quarter of 2019.

“PGE delivered solid results in 2020, as we navigated numerous challenges,” said Maria Pope, PGE president and CEO. “We focused on productivity across our operations and our teams executed well, building resiliency into the grid and responding to historic natural events. These operational improvements set us up well to advance our strategy in 2021 and beyond. Improved technology helped reduce costs, as our team learned to overcome the challenges brought on by the pandemic. Importantly, we outlined new ambitious clean energy initiatives that will be foundational to our efforts to ensure the continued supply of reliable and affordable electricity to our fellow Oregonians. We are as confident as ever in PGE’s long-term growth potential.”

2020 Year in Review
PGE is focused on leading Oregon on a path to a clean energy future, helping customers maximize their energy journey with clean and innovative solutions that are also safe, reliable and affordable. At the same time, PGE recognizes the economic challenges and social injustices that many in our community are experiencing due to the pandemic and systemic barriers that put our most vulnerable customers at a disadvantage. The Company’s strategy strives to balance these interests, and the accomplishments below reflect PGE’s progress and continued work toward these strategic objectives:

•Announced the goal of reducing greenhouse gas emissions associated with the power we serve by 80% by 2030, and achieving companywide net-zero greenhouse gas emissions by 2040;
•Closed Boardman, the last coal-fired power generating plant in Oregon;
•Opened the Wheatridge Renewable Energy Facility, one of the first large-scale energy facilities in the United States to combine wind, solar and battery storage;

•Gained regulatory approval for our Transportation Electrification Plan, which creates opportunities to develop electric vehicle charging infrastructure and support customers’ electrification plans;
•Achieved a perfect score on the Human Rights Campaign Foundation’s Corporate Equality Index, reflecting our ongoing dedication to creating a diverse, equitable and inclusive workplace and earned inclusion in the Bloomberg Gender-Equality Index; and
•PGE, employees, retirees and the PGE Foundation donated $5.6 million and volunteered 18,200 hours with more than 400 nonprofits across Oregon.

2020 Earnings Compared to 2019 Earnings
Total revenue increased due to higher energy demand, which was partially offset by impacts associated with COVID-19. Net variable power costs were favorable, excluding the impact of the energy trading losses. Operating and administrative expenses declined, as PGE implemented technology efficiencies throughout its operations. Depreciation and amortization expense increased due to higher plant in service from capital additions in 2020, and remeasurement of the Company's only non-utility Asset Retirement Obligation. Production Tax Credit generation was higher than forecast due to more production at PGE’s wind facilities.

2021 Earnings Guidance
PGE is initiating full-year 2021 earnings guidance of $2.55 to $2.70 per diluted share based on the following assumptions:
•An increase in energy deliveries between 1% and 1.5%, weather adjusted, which reflects the continued impacts of COVID-19:
◦Elevated residential deliveries through the second quarter of 2021;
◦Reduced commercial deliveries in the first quarter of 2021, with improvement beginning in the second quarter; and
◦Strong industrial customer deliveries;
•Normal temperatures in its utility service territory;
•Average hydro conditions for the year;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Capital expenditures of $655 million;
•Average construction work in progress balance of $340 million;
•Operating and maintenance expense between $575 million and $595 million;
•Depreciation and amortization expense between $410 million and $430 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $600 to $650 million;
•No new common equity to be issued for investment or operations; and
•Continuation of existing regulatory mechanisms during 2021, including decoupling, the PCAM, the COVID-19 deferral, and the wildfire recovery deferral.

Company Updates
New net-zero emissions goal
As previously announced, PGE aims to achieve net-zero greenhouse gas emissions companywide by 2040. This goal will touch every part of PGE’s business, including the power delivered to customers, as we recognize this is our largest source of greenhouse gas emissions. In doing so, PGE also aims to reduce greenhouse gas emissions in the power served to customers by at least 80% below 2010 levels by 2030, with an aspirational goal of achieving zero greenhouse emissions associated with power served to customers by 2040. Meeting these goals will require PGE to continue investing in new clean energy technologies that decarbonize our system while keeping the system reliable and affordable.

Integrated Resource Plan (IRP)
In January 2021, PGE filed an update with the Public Utility Commission of Oregon (OPUC) to the 2019 IRP. PGE’s proposed action plan is unchanged from its prior plan, which was acknowledged by the Commission in May 2019. PGE currently plans to seek approval to launch an RFP process in 2021 but will continue to consider customer and stakeholder interests as it evaluates timing.
Quarterly dividend
As previously announced, on February 17, 2021, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of 40.75 cents per share. The quarterly dividend is payable on or before April 15, 2021 to shareholders of record at the close of business on March 25, 2021.

Fourth Quarter and Full Year 2020 Earnings Call and Webcast — Feb. 19, 2021
PGE will host a conference call with financial analysts and investors on Friday, Feb. 19, 2021, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, Feb. 19, 2021, through 2 p.m. ET on Friday, Feb. 26, 2021.

Maria Pope, president and CEO; Jim Ajello, senior vice president of Finance, CFO, and treasurer; and Jardon Jaramillo, senior director, Investor Relations, Treasury, and Risk Management will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures
Management believes that excluding the effects of the previously disclosed energy trading losses provides a meaningful representation of the Company’s comparative earnings per share. The Company has adjusted this amount to maintain comparability between periods. The effect of the energy trading losses was $1.03 per diluted share on a full-year basis. PGE’s reconciliation of non-GAAP earnings for the twelve months ended December 31, 2020 is below.

Non-GAAP Earnings Reconciliation for the twelve months ended December 31, 2020

(Dollars in millions, except EPS)	Net Income (Loss)	Diluted EPS
GAAP as reported for the twelve months ended December 31, 2020	$155	$1.72
Exclusion of certain trading losses	127	1.42
Tax effect (1)	(35)	(0.39)
Non-GAAP as reported for the twelve months ended December 31, 2020	$247	$2.75
(1) Tax effect for the full-year was determined based on the Company’s blended federal and state statutory tax rate.

The attached unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future. In 2020,

PGE, employees, retirees and the PGE Foundation donated $5.6 million and volunteered 18,200 hours with more than 400 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; the outcome of various legal and regulatory actions; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; the impact of the recommendations on the Company and its operations based on the review conducted by the Special Committee relating to energy trading losses, the time and expense incurred in implementing the recommendations of the Special Committee, and any reputational damage to the Company relating to the matters underlying the Special Committee’s review; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Years Ended December 31,
	2020	2019	2018
Revenues:
Revenues, net	$2,151	$2,121	$1,988
Alternative revenue programs, net of amortization	(6)	2	3
Total Revenues	2,145	2,123	1,991
Operating expenses:
Purchased power and fuel	708	614	571
Generation, transmission and distribution	293	323	292
Administrative and other	283	290	271
Depreciation and amortization	454	409	382
Taxes other than income taxes	138	134	129
Total operating expenses	1,876	1,770	1,645
Income from operations	269	353	346
Interest expense, net	136	128	124
Other income:
Allowance for equity funds used during construction	16	10	11
Miscellaneous income (expense), net	6	6	(4)
Other income, net	22	16	7
Income before income taxes	155	241	229
Income tax expense	—	27	17
Net income	$155	$214	$212

Weighted-average shares outstanding (in thousands):
Basic	89,485	89,353	89,215
Diluted	89,645	89,559	89,347

Earnings per share:
Basic	$1.73	$2.39	$2.38
Diluted	$1.72	$2.39	$2.37

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$257	$30
Accounts receivable, net	271	253
Inventories, at average cost:
Materials and supplies	49	56
Fuel	23	40
Regulatory assets—current	23	17
Other current assets	98	104
Total current assets	721	500
Electric utility plant:
In service	10,974	10,928
Accumulated depreciation and amortization	(3,864)	(4,095)
In service, net	7,110	6,833
Construction work-in-progress	429	328
Electric utility plant, net	7,539	7,161
Regulatory assets—noncurrent	569	483
Nuclear decommissioning trust	45	46
Non-qualified benefit plan trust	42	38
Other noncurrent assets	153	166
Total assets	$9,069	$8,394

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)
(Unaudited)

	As of December 31,
	2020	2019
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$153	$165
Liabilities from price risk management activities—current	14	23
Short-term debt	150	—
Current portion of long-term debt	160	—
Current portion of finance lease obligations	16	16
Accrued expenses and other current liabilities	322	315
Total current liabilities	815	519
Long-term debt, net of current portion	2,886	2,597
Regulatory liabilities—noncurrent	1,369	1,377
Deferred income taxes	374	378
Unfunded status of pension and postretirement plans	299	247
Liabilities from price risk management activities—noncurrent	136	108
Asset retirement obligations	270	263
Non-qualified benefit plan liabilities	101	103
Finance lease obligations, net of current portion	129	135
Other noncurrent liabilities	77	76
Total liabilities	6,456	5,803
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,537,331 and 89,387,124 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1,231	1,220
Accumulated other comprehensive loss	(11)	(10)
Retained earnings	1,393	1,381
Total shareholders’ equity	2,613	2,591
Total liabilities and shareholders’ equity	$9,069	$8,394

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income	$155	$214	$212
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	454	409	382
Deferred income taxes	(23)	6	(17)
Allowance for equity funds used during construction	(16)	(10)	(11)
Pension and other postretirement benefits	22	21	30
Decoupling mechanism deferrals, net of amortization	6	(2)	(2)
(Amortization) Deferral of net benefits due to Tax Reform	(23)	(23)	45
Stock-based compensation	11	9	5
Other non-cash income and expenses, net	22	34	16
Changes in working capital:
(Increase) decrease in receivables and unbilled revenues	(24)	30	(29)
Decrease (increase) in margin deposits	8	—	(5)
Increase (decrease) in payables and accrued liabilities	26	(16)	51
Other working capital items, net	17	(12)	(11)
Contribution to non-qualified employee benefit trust	(11)	(11)	(11)
Contribution to pension and other postretirement plans	(2)	(65)	(12)
Asset retirement obligation settlements	(18)	(9)	(5)
Other, net	(37)	(29)	(8)
Net cash provided by operating activities	567	546	630
Cash flows from investing activities:
Capital expenditures	(784)	(606)	(595)
Purchases of nuclear decommissioning trust securities	(6)	(8)	(12)
Sales of nuclear decommissioning trust securities	9	13	15
Proceeds from Carty Settlement	—	—	120
Other, net	(6)	(3)	1
Net cash used in investing activities	(787)	(604)	(471)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Years Ended December 31,
	2020	2019	2018
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$549	$470	$75
Payments on long-term debt	(98)	(350)	(24)
Debt extinguishment costs	(2)	(9)	—
Borrowings on short-term debt	275	—	—
Payments on short-term debt	(125)	—	—
Dividends paid	(140)	(134)	(125)
Other	(12)	(8)	(5)
Net cash provided by (used in) financing activities	447	(31)	(79)
Increase (decrease) in cash and cash equivalents	227	(89)	80
Cash and cash equivalents, beginning of year	30	119	39
Cash and cash equivalents, end of year	$257	$30	$119

Supplemental disclosures of cash flow information:
Cash paid for:
Interest, net of amounts capitalized	$113	$116	$117
Income taxes	17	33	25
Non-cash investing and financing activities:
Accrued capital additions	72	76	61
Accrued dividends payable	38	36	34
Assets obtained under leasing arrangements	—	210	24

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Years Ended December 31,
	2020		2019		2018
Retail revenues (dollars in millions):
Residential	$1,030	53%	$981	52%	$948	53%
Commercial	634	33	654	35	665	37
Industrial	246	13	222	12	210	12
Subtotal	1,910	99	1,857	99	1,823	102
Alternative revenue programs, net of amortization	(6)	—	2	—	3	—
Other accrued (deferred) revenues, net	28	1	22	1	(45)	(2)
Total retail revenues	$1,932	100%	$1,881	100%	$1,781	100%
Retail energy deliveries (MWh in thousands):
Residential	7,756	40%	7,471	38%	7,416	39%
Commercial	6,855	35	7,318	38	7,430	39
Industrial	4,932	25	4,671	24	4,376	22
Total retail energy deliveries	19,543	100%	19,460	100%	19,222	100%
Average number of retail customers:
Residential	791,119	88%	779,673	88%	772,389	88%
Commercial	110,851	12	110,084	12	109,107	12
Industrial	267	—	262	—	270	—
Total	902,237	100%	890,019	100%	881,766	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Heating Degree-Days			Cooling Degree-Days
	2020	2019	15-Year Average	2020	2019	15-Year Average
1st quarter	1,761	1,992	1,848	—	—	—
2nd quarter	554	467	636	99	102	89
3rd quarter	47	83	78	492	462	447
4th quarter	1,474	1,623	1,583	9	—	2
Total	3,836	4,165	4,145	600	564	538
Increase (decrease) from the 15-year average	(7)%	—%		12%	5%
Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Years Ended December 31,
	2020		2019
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	8,029	33%	8,342	36%
Coal	3,232	13	4,416	19
Total thermal	11,261	46	12,758	55
Hydro	1,204	5	1,407	6
Wind	2,111	9	1,706	8
Total generation	14,576	60	15,871	69
Purchased power:
Term contracts	7,741	32	5,882	25
Hydro	1,535	6	1,048	5
Wind	434	2	284	1
Total purchased power	9,710	40	7,214	31
Total system load	24,286	100%	23,085	100%
Less: wholesale sales	(5,794)		(4,669)
Retail load requirement	18,492		18,416